UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2021

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01   Entry into a Material Definitive Agreement

Revolving Credit Facility

On March 31, 2021, the Company entered into an agreement among the Company, as borrower, the lenders party thereto and Capital One, National Association, as administrative agent (the “Administrative Agent,” and such agreement, the “Credit Agreement”).  The Credit Agreement provides for a $15.0 million senior secured five-year revolving credit facility and includes a letter of credit sub-facility (the “Credit Facility”).  The Credit Facility may be used for working capital and other ongoing general purposes, excluding project costs for the Cripple Creek growth project, which was separately funded.

Until the completion of the Cripple Creek project, the interest rate per annum applicable to loans under the Credit Facility will be, at the Company’s option, either (i) LIBOR plus a margin equal to 3.50%, or (ii) a base rate plus a margin equal to 2.50%.  After such completion (as defined in the agreement), the interest rate per annum applicable to loans under the Credit Facility will be, at the Company’s option, either (i) LIBOR plus a margin equal to 3.00%, or (ii) a base rate plus a margin equal to 2.00%. The commitment fee per annum payable is equal to 0.50% of the unused portion of the Credit Facility. The Company has also agreed to pay customary letter of credit fees. The Credit Facility is available, subject to the satisfaction of customary conditions, until March 31, 2026 (unless the Credit Facility is terminated and matures earlier pursuant to the terms thereof), at which time all amounts borrowed must be repaid.  As of March 31, 2021, there are no drawn amounts under the Credit Facility.

The Credit Facility is equally and ratably secured by the same assets securing the Company’s 8.25% Senior Secured Notes due 2028 (the “Notes”) (other than the securities accounts and the deposit accounts established pursuant to the Cash Collateral and Disbursement Agreement, which shall be security solely for the Notes), and borrowings under the Credit Facility will be guaranteed by all of the Guarantors; provided that, pursuant to the terms of the Collateral Trust Agreement, the proceeds of any collateral securing the Credit Facility and the Notes (other than in respect of the securities accounts and the deposit accounts established pursuant to the Cash Collateral and Disbursement Agreement) and certain other amounts will be applied to borrowings under the Credit Facility prior to payments on the Notes.

The Company may make prepayments of any amounts outstanding under the Credit Facility (without any reduction of the revolving commitments) in whole or in part at any time without penalty, subject to reimbursement of breakage costs in the case of any prepayment of LIBOR contracts and such prepayments being in specified minimum amounts.

The Credit Facility contains a number of negative covenants that, subject to certain exceptions, are substantially similar to the covenants contained in the Notes restricting or limiting the Company’s and the Guarantors’ ability to, among other things: (i) make non-ordinary course dispositions of assets; (ii) participate in certain mergers and acquisitions; (iii) make dividends and stock repurchases and optional redemptions (and optional prepayments) of certain subordinated, junior lien or unsecured debt; (iv) incur indebtedness; (v) make certain loans and investments; (vi) create liens; (vii) transact with affiliates; and (viii) change our business and the business of our restricted subsidiaries.  The Credit Facility includes a requirement that the Company maintain, for the quarters ending March 31, 2021 and June 30, 2021, minimum liquidity of $20.0 million.  The Credit Facility also requires compliance with a financial covenant as of the last day of each fiscal quarter, such that Consolidated Cash Flow, as defined, must equal or exceed the utilized portion of the Credit Facility.  For example, if the Company has utilized $5.0 million of its $15.0 million Credit Facility, then Consolidated Cash Flow for the trailing twelve-month period must be at least $5.0 million.

The Credit Facility contains a number of customary events of default (subject to certain grace periods and cure rights), including, among others, for the non-payment of principal, interest or other amounts; the accuracy of certain representations and warranties; the failure to perform or observe certain covenants; a cross-default to other indebtedness, including the Notes; certain events of bankruptcy or insolvency; certain ERISA events; the invalidity of certain loan documents; certain changes of control; and the loss of certain licenses to conduct gaming.  If any event of default occurs, the lenders under the Credit Facility would be entitled to take various actions, including accelerating amounts due thereunder, terminating the revolving commitments thereunder and, subject to the Collateral Trust Agreement, taking all actions permitted to be taken by a secured creditor.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

On March 31, 2021, the Company issued a press release announcing that the Company entered into the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 to this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits
	No.	Description
10.1*

Credit Agreement, dated as of March 31, 2021, among the Company, as borrower, the subsidiary guarantors party thereto, the lender parties thereto, and Capital One, National Association, as administrative agent.

	99.1*	Press Release of the Company dated March 31, 2021.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: March 31, 2021	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer